                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                                 JULY 1, 1998
                            -----------------------
                               (Date of Report)


                              IMMUNEX CORPORATION
        ---------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
          WASHINGTON                        0-12406                51-0346580
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 (State or Other Jurisdiction        (Commission File No.)        (IRS Employer
    of Incorporation)                                           Identification No.)
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               51 UNIVERSITY STREET, SEATTLE, WASHINGTON               98101
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         (Address of principal executive offices)                    (Zip Code)

                                (206) 587-0430
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             (Registrant's telephone number, including area code)

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ITEM 5.     OTHER EVENTS.

     Immunex Corporation, a Washington corporation, together with its affiliates ("Immunex"), entered into a Product Rights Agreement, dated July 1, 1998 (the "Agreement"), with American Home Products Corporation, a Delaware corporation ("AHP"), acting through its Wyeth-Ayerst Research division ("Wyeth-Ayerst") and American Cyanamid Company, a Maine corporation and wholly-owned subsidiary of AHP ("ACY"), acting through its Lederle Pharmaceutical division ("Lederle"). Pursuant to the Agreement, certain prior agreements among the parties are terminated (as discussed below), and Immunex grants AHP an option to obtain exclusive, royalty-bearing worldwide licenses to certain Immunex products for all indications (the "Product Calls").

     The Agreement terminates all provisions of the Research Agreement, dated as of July 1, 1996, among Immunex, AHP and ACY (the "Research Agreement"), with the exception of certain rights of first refusal held by AHP (as discussed below). As a result, Immunex's $16 million (adjusted annually for inflation) annual research payment obligation to Wyeth-Ayerst under the Research Agreement is canceled. Immunex fully satisfied its 1998 and final payment obligation to AHP by the payment of $8,258,033 through June 30, 1998. In addition, Immunex's exclusive North American rights to certain oncology products resulting from Wyeth-Ayerst research and development, and AHP's exclusive rights outside North America to certain oncology products resulting from Immunex research and development, are both terminated. Notwithstanding such termination, Immunex retains its option to obtain exclusive North American rights to certain oncology products resulting from Wyeth-Ayerst research and development that were identified during the time Immunex supported such research and which are accorded U.S. Investigational New Drug (IND) status by Wyeth-Ayerst from July 1, 1998 through December 31, 1998, on the same terms as are set forth in the Research Agreement. In addition, because AHP has returned to Immunex the rights held by AHP and its affiliates outside North America to Leukine(R) (Sargramostim, GM-CSF), Mobist(TM) (FLT-3 ligand), and Interleukin-15 (IL-15), Immunex holds worldwide rights to these products and will pay certain royalties to AHP on any future sales outside North America of these products. AHP retains certain rights of first refusal which had been set forth in the Research Agreement. AHP may exercise these rights of first refusal if the Board of Directors of Immunex determines that Immunex will not market a product or technology by itself in any part of the world where Immunex has or acquires marketing rights. AHP's right of first refusal applies to Immunex products and technologies in all fields, including Interleukin-4 receptor (IL-4 receptor), but does not apply to Leukine(R), FLT-3 ligand, IL-15, CD40 ligand and certain other products.

     The Agreement provides AHP with a Product Call for up to four Immunex products over a period discussed below. The Agreement also provides that AHP must exercise a Product Call for an Immunex product, if at all, within certain time periods. Certain Immunex products are excluded from Product Calls, including, but not limited to, IL-4 receptor, Enbrel(TM) (TNFR:Fc), CD40 ligand, FLT-3 ligand, IL-15, Leukine(R), any product marketed by Immunex as of July 1, 1998, and certain other products.

     Upon exercising a Product Call for an Immunex product, AHP and Immunex will enter into an "Elected Product Agreement" granting AHP exclusive worldwide rights (or if less than exclusive worldwide rights are held by Immunex, all of Immunex's rights) to such product for all indications. Under the Elected Product Agreement, AHP will commit to pay Immunex an initial fee, milestone payments and certain royalties on any eventual worldwide net sales of the product subject to the Product Call after regulatory approvals. The initial fee, milestone payments and royalties are determined by the development stage of the product when the Product Call is exercised. In the aggregate, the initial fees and milestone payments range from $25 million if Immunex has formally accorded the product U.S. IND status to $70 million after notice by Immunex to AHP that data from the first positive Phase II clinical trial results are available for the product. The royalties payable to Immunex also increase based on the development stage of the product subject to the Product Call and based upon such product attaining certain annual net sales thresholds.

     Immunex has the right to retain all rights to up to two products for which AHP has exercised Product Calls (each, a "Conversion Right") in exchange for Immunex's commitment to pay certain milestone payments and royalties to AHP and, in the case of a second Conversion Right only, an initial fee. The milestone payments payable by Immunex are fixed at one-half the amount otherwise payable by AHP, and the royalties paid by Immunex are in all cases fixed at the lowest of the four levels of royalties otherwise payable by AHP. In the event Immunex exercises one of its Conversion Rights for an Immunex product, which rights must be exercised, if at all, within thirty days after AHP exercises one of its Product Calls, Immunex and AHP will enter into a "Converted Product Agreement" with respect to such product providing for such payments to AHP, unless AHP has exercised its option to obtain a replacement Product Call (as discussed below). Immunex may not exercise its Conversion Rights on both of the first two Product Calls exercised by AHP. If Immunex exercises a Conversion Right, AHP may within thirty days elect to obtain one replacement Product Call from Immunex, and by so electing,

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     AHP waives its right to receive an initial fee (if applicable), milestone payments and royalties from Immunex on such converted product. If either Immunex or AHP exercises its rights under the Agreement and acquires or retains rights to a product, as applicable, the exercising party will assume independent development responsibility for the product, including all funding related thereto.

     The Agreement terminates the New Oncology Product License Agreement, dated as of June 1, 1993 and as amended as of July 1, 1996, between Immunex and ACY, pursuant to which Immunex had granted to ACY an exclusive license to make, have made, use and sell outside North America certain oncology products resulting from the research and development efforts of Immunex. As result of the termination, the applicable oncology product rights outside North America previously granted to ACY return to Immunex in exchange for royalty payments from Immunex to AHP on future sales of Leukine(R), FLT-3 ligand, and IL-15 outside North America. The Agreement also terminated the FLT-3 Ligand License and Development Agreement, effective as of July 1, 1996, between Immunex and AHP, pursuant to which Immunex granted AHP exclusive rights to FLT-3 ligand outside North America and AHP committed to paying Immunex a royalty equal to five percent of the net sales outside North America.

     AHP's rights to exercise additional Product Calls will terminate upon the first to occur of the following events: (i) AHP has exercised Product Calls and entered into Elected Product Agreements with respect to four Immunex products, subject to Immunex's two Conversion Rights and AHP's replacement Product Call,
(ii) ten years after the effective date of the Agreement, with an additional year if Immunex exercises both of its Conversion Rights, or (iii) upon the later of five years after the effective date, or the date by which AHP has been provided with an aggregate of eight Candidate Product Opportunities (as defined in the Agreement) to exercise a Product Call, which number increases to nine Candidate Product Opportunities in certain circumstances. AHP's rights of first refusal to Immunex products and technologies will terminate upon the later of
(i) five years after the effective date of the Agreement or (ii) the date that AHP or its affiliates ceases to be a majority shareholder of Immunex.

     The agreements between the parties on Enbrel(TM) and TACE, an anti-inflammatory drug target, are not affected by the Agreement.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

10.1/*/ Product Rights Agreement, dated July 1, 1998 (the "Agreement"), among
        Immunex Corporation, American Home Products Corporation, acting through its Wyeth-Ayerst Research division and American Cyanamid Company, acting through its Lederle Pharmaceutical division.








--------------------------------
/*/ Confidential portions of this exhibit have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IMMUNEX CORPORATION



Dated:  July 1, 1998                        By   /s/ Edward V. Fritzky
                                               ---------------------------------
                                                 Edward V. Fritzky
                                                 Chairman and
                                                 Chief Executive Officer

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                                 EXHIBIT INDEX


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Exhibit Number      Description
--------------      -----------
10.1/*/             Product Rights Agreement, dated July 1, 1998 (the
                    "Agreement"), among Immunex Corporation, American
                    Home Products Corporation, acting through its Wyeth-Ayerst Research division and American Cyanamid
                    Company, acting through its Lederle Pharmaceutical division
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--------------------------
/*/ Confidential portions of this exhibit have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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